                                                                    EXHIBIT 12.1


                          TRANSTEXAS GAS CORPORATION
                      RATIO OF EARNINGS TO FIXED CHARGES
                           (in thousands of dollars)

                                                                                                             Six Months Ended
                                                                   Year Ended July 31,                          January 31,
                                                     -----------------------------------------------      ----------------------
                                                      1992         1993         1994          1995          1995          1996
                                                     -------     --------     --------      --------      --------      --------
Income (loss) before income taxes                    $56,683     $110,363     $ 29,136      $(14,307)     $   (375)     $ (1,188)
Add:
   Fixed charges                                       3,367        3,256       52,760        69,921        30,254        51,088
   Exclude capitalized interest                           --           --         (710)         (883)           --        (7,381)
                                                     -------     --------     --------      --------      --------      --------
      A. Earnings before fixed charges               $60,050     $113,619     $ 81,186      $ 54,731      $ 29,879      $ 42,519
                                                     =======     ========     ========      ========      ========      ========
Fixed Charges:
   Interest, net of amounts capitalized              $ 3,152     $  2,982     $ 51,671      $ 68,508      $ 29,971      $ 43,370
   Capitalized interest                                   --           --          710           883            --         7,381
   Portion of rental expense representative of
   an interest factor                                    215          274          379           530           283           337
                                                     -------     --------     --------      --------      --------      --------
      B. Fixed charges                               $ 3,367     $  3,256     $ 52,760      $ 69,921      $ 30,254      $ 51,088
                                                     =======     ========     ========      ========      ========      ========

Ratio of earnings to fixed charges
   (A divided by B)                                     17.8         34.9          1.5            --            --            --
                                                     =======     ========     ========      ========      ========      ========
Earnings inadequate to cover fixed charges           $    --     $     --     $     --      $ 15,190      $    375      $  8,569
                                                     =======     ========     ========      ========      ========      ========



                                                         Year Ended               Three Months Ended
                                                         January 31,                   April 30,
                                                   -----------------------      ----------------------
                                                     1996           1997          1996          1997
                                                   --------      ---------      --------      --------
 Income (loss) before income taxes                 $(15,120)     $  95,816      $  4,646      $(22,366)
Add:
   Fixed charges                                     90,576        113,581        26,180        30,330
   Exclude capitalized interest                      (8,264)       (15,888)       (3,683)       (4,668)
                                                   --------      ---------      --------      --------
      A. Earnings before fixed charges             $ 67,192      $ 193,509      $ 27,143      $  3,296
                                                   ========      =========      ========      ========
Fixed Charges:
   Interest, net of amounts capitalized            $ 81,907      $  97,007      $ 22,286      $ 25,358
   Capitalized interest                               8,264         15,888         3,683         4,668
   Portion of rental expense representative of
   an interest factor                                   405            686           211           304
                                                   --------      ---------      --------      --------
      B. Fixed charges                             $ 90,576      $ 113,581      $ 26,180      $ 30,330
                                                   ========      =========      ========      ========

Ratio of earnings to fixed charges
   (A divided by B)                                      --            1.7           1.0            --
                                                   ========      =========      ========      ========
Earnings inadequate to cover fixed charges         $ 23,384      $      --      $     --      $ 27,034
                                                   ========      =========      ========      ========